UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On June 14, 2023, Spero Therapeutics, Inc. (the “Company”) announced that on June 12, 2023 Ankit Mahadevia, M.D., the Company’s Chief Executive Officer and President, determined to step down from that role, effective as of August 1, 2023 (the “Transition Date”). From and after the Transition Date, Dr. Mahadevia will serve as a consultant to the Company and will continue to serve as a member of the Company’s Board of Directors (the “Board”) and will assume the role of Chairman of the Board, as described further below. Dr. Mahadevia’s termination of employment is for personal reasons and not related to any disagreement between Dr. Mahadevia and the Company.

In connection with Dr. Mahadevia’s transition, on June 12, 2023, Satyavrat Shukla, the Company’s current Chief Financial Officer and Treasurer, was appointed by the Board to serve as Chief Executive Officer and President of the Company and as a member of the Board, in each case effective as of the Transition Date.

Effective as of the Transition Date, Mr. Shukla will no longer serve as the Company’s Chief Financial Officer and Treasurer. On June 12, 2023, the Board appointed Stephen J. DiPalma to be the Company’s Interim Chief Financial Officer and Treasurer to succeed Mr. Shukla, effective as of the Transition Date.

Mr. Shukla, age 51, has served as the Company’s Chief Financial Officer and Treasurer since January 2021. He has over 20 years of strategic and financial leadership experience. Prior to joining the Company, Mr. Shukla served as Chief Financial Officer at Ziopharm Oncology, Inc. from July 2019 to December 2020, where he directed all of Ziopharm’s financial aspects, including financial planning, analysis and reporting, treasury and tax functions, capital strategy, and investor relations. Prior to Ziopharm, Mr. Shukla was Vice President and Global Head of Corporate Finance for Vertex Pharmaceuticals, Inc. from July 2012 to July 2019, where he managed financial planning, analysis and budgeting, and led the annual long-range planning process encompassing Vertex’s entire portfolio and operations across more than 30 countries. Previously, Mr. Shukla was a Principal at Cornerstone Research, where he led teams providing consulting services for life science clients ranging from start-ups to multi-billion-dollar corporations. Prior to Cornerstone, he worked for finance consulting firms LECG Corporation and Putnam, Hayes & Bartlett, Inc. Mr. Shukla earned a B.A. in Economics from Harvard University and an M.B.A. in Finance and Strategy from Yale University. He also holds the Chartered Financial Analyst designation. The Company believes Mr. Shukla is qualified to serve on the Board based on his extensive leadership experience and his knowledge of the Company’s business as the Company’s current Chief Financial Officer and Treasurer.

The selection of Mr. Shukla to perform the functions of Chief Executive Officer and President and to serve as a member of the Board was not pursuant to any arrangement or understanding between Mr. Shukla and any other person. There are no family relationships between Mr. Shukla and any director or executive officer of the Company, and there are no transactions between Mr. Shukla and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Transition and Separation Agreement and Consulting Agreement

In connection with the management transition described above, the Company entered into a (i) Transition and Separation Agreement with Dr. Mahadevia, dated June 13, 2023 (the “Mahadevia Separation Agreement”) and (ii) Consulting Agreement with Dr. Mahadevia, dated June 13, 2023 (the “Mahadevia Consulting Agreement”).

Pursuant to the terms of the Mahadevia Separation Agreement, (i) Dr. Mahadevia shall remain eligible to receive a bonus amount representing a pro-rata bonus for calendar year 2023, subject to the discretion of the Board, calculated through the Transition Date, which shall be paid within ten days following the Transition Date; (ii) if Dr. Mahadevia is eligible for and elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the Transition Date, then the Company shall pay his monthly premium under COBRA until the earliest of (A) January 31, 2024; (B) the expiration of his continuation coverage under COBRA; or (C) the date when he becomes eligible to receive health insurance coverage in connection with new employment or self-employment; (iii) the Company shall enter into the Mahadevia Consulting Agreement; (iv) notwithstanding any terms of the Company’s 2017 Stock Incentive Plan, as amended (the “Plan”), or any award agreements to the contrary, in the event of a Change of Control (as defined in the Mahadevia Consulting Agreement) and provided Dr. Mahadevia is a member of the Board on the effective date of the Change of Control, Dr. Mahadevia shall become fully vested in any and all equity awards outstanding as of the effective date of the Change of Control; and (v) Dr. Mahadevia was appointed by the Board to serve as Chairman of the Board, effective as of the Transition Date.

Pursuant to the terms of the Mahadevia Consulting Agreement, Dr. Mahadevia will perform certain consulting services for the Company commencing on the Transition Date through July 31, 2025, including advising the Company on general operational and strategic matters (the “Mahadevia Services”). Under the Mahadevia Consulting Agreement, the Company shall pay Dr. Mahadevia (i) $54,000 per month for the Mahadevia Services from the Transition Date through January 31, 2024 and (ii) an hourly rate of $310.00 per hour beginning on February 1, 2024 and continuing through July 31, 2025. Further, the equity that Dr. Mahadevia received under the Plan and any Stock Option Agreement or Restricted Stock Unit Agreement executed pursuant thereto prior to the Transition Date (collectively, the “Mahadevia Award Agreements”) shall continue to vest in accordance with the terms of the Plan and the Mahadevia Award Agreements during the term of the Mahadevia Consulting Agreement. Dr. Mahadevia may exercise any vested options during the term of the Mahadevia Consulting Agreement and for 90 days following a termination event triggering an exercise period applicable to same (but no later than the date such award expires) in accordance with the terms of the Plan and the applicable Mahadevia Award Agreements. In addition, in the event of a Change of Control (as defined in Mahadevia Consulting Agreement) on or before July 31, 2025, Dr. Mahadevia shall become fully vested in any and all equity awards outstanding as of the effective date of such Change of Control, provided that the Mahadevia Consulting Agreement remains in effect as of the effective date of such Change of Control.

The foregoing descriptions of each of the Mahadevia Separation Agreement and the Mahadevia Consulting Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full agreements, each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023, and the foregoing descriptions are subject in all respects to the actual terms of the Mahadevia Separation Agreement and Mahadevia Consulting Agreement.

Chief Executive Officer Employment Agreement

In connection with Mr. Shukla’s appointment as Chief Executive Officer and President, Mr. Shukla and the Company entered into an Amended and Restated Employment Agreement on June 13, 2023, under which Mr. Shukla will perform services to the Company as the Chief Executive Officer and President commencing on the Transition Date (the “Shukla Amended Employment Agreement”).

Under the terms of the Shukla Amended Employment Agreement, (i) the Company shall pay Mr. Shukla an annual base salary (the “Base Salary”) of $575,000; (ii) Mr. Shukla shall be eligible to receive an annual cash bonus (the “Annual Performance Bonus”), with the target amount of such Annual Performance Bonus equal to 50% of Mr. Shukla’s Base Salary in the year to which the Annual Performance Bonus relates; provided that the actual amount of the Annual Performance Bonus may be greater or less than such target amount; provided further that Mr. Shukla’s Annual Performance Bonus for the 2023 performance year shall be pro-rated such that it shall be based on a Base Salary of $489,600 for the period from January 1, 2023 to July 31, 2023 and on a Base Salary of $575,000 for the period from the Transition Date to December 31, 2023; and (iii) the Company will award Mr. Shukla 266,000 restricted stock units (the “Shukla RSUs”) under the Plan on the Transition Date; the Shukla RSUs will be subject to the terms and conditions of the Plan and the restricted stock unit agreement between Mr. Shukla and Company entered into pursuant thereto (the “Shukla RSU Agreement”); and the Shukla RSUs shall vest in four equal annual installments beginning on the first anniversary of the Transition Date, except as otherwise provided in the Shukla RSU Agreement.

The Shukla Amended Employment Agreement also provides for the following severance payments upon termination by the Company without Cause (as defined in the Shukla Amended Employment Agreement) or by Mr. Shukla for Good Reason (as defined in the Shukla Amended Employment Agreement): (i) payment of his then-current Base Salary for a period of 12 months following termination; (ii) a pro-rated target bonus for the period during which Mr. Shukla was employed in the year of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 12 months from termination or the date Mr. Shukla becomes eligible for medical benefits with another employer. Further, the Shukla Amended Employment Agreement provides that upon termination by the Company without Cause or by Mr. Shukla for Good Reason within (i) 90 days prior to the earlier to occur of a Change of Control (as defined in the Shukla Amended Employment Agreement) or the execution of a definitive agreement, the consummation of which would result in a Change of Control or (ii) one year following a Change of Control, Mr. Shukla will be entitled to receive: (i) a lump sum payment equal to 18 months of his then-current Base Salary plus an amount equal to one-and-one-half times the target amount of his Annual Performance Bonus; (ii) acceleration of all unvested equity awards as of the date of termination; and (iii) continued coverage under the Company’s group health insurance plan until the earlier of 18 months from termination or the date Mr. Shukla becomes eligible for medical benefits with another employer. Payment in each case is subject to Mr. Shukla’s execution of a release satisfactory to the Company following such termination. In addition, if Mr. Shukla’s employment terminates as a result of disability or death, he will be entitled to receive a pro-rated target bonus for the period during which he was employed in the year of termination.

The foregoing description of the Shukla Amended Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shukla Amended Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023, and the foregoing description is subject in all respects to the actual terms of the Shukla Amended Employment Agreement.

Chief Financial Officer Transition

In connection with Mr. Shukla’s appointment as Chief Executive Officer and President of the Company, on June 12, 2023, the Board appointed Stephen J. DiPalma as Interim Chief Financial Officer and Treasurer to succeed Mr. Shukla, effective as of the Transition Date. Accordingly, the Board has designated Mr. DiPalma an executive officer, an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the Company’s principal financial officer and principal accounting officer.

Mr. DiPalma, age 64, is a Managing Director of Danforth Advisors, LLC (“Danforth”), a financial consultancy that specializes in working with life sciences companies. Prior to and during his tenure at Danforth, Mr. DiPalma has served as interim Chief Financial Officer to several public and emerging companies in various stages of development. Mr. DiPalma joined Danforth in 2014 and served as Chief Financial Officer at Forum Pharmaceuticals from 2009 to 2014. He previously served as the Company’s Interim Chief Financial Officer and Treasurer from November 2019 to January 2021. He holds a B.S. from the University of Massachusetts and M.B.A. from Babson College.

The selection of Mr. DiPalma to perform the functions of Interim Chief Financial Officer and Treasurer was not pursuant to any arrangement or understanding between Mr. DiPalma and any other person. There are no family relationships between Mr. DiPalma and any director or executive officer of the Company, and there are no transactions between Mr. DiPalma and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. DiPalma will enter into an indemnification agreement, which will be effective as of the Transition Date, in the form the Company has entered into with its other executive officers, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-220858), filed by the Company on October 6, 2017 and is incorporated herein by reference.

Consulting Agreement

On June 12, 2023, the Company entered into a consulting agreement (the “Danforth Consulting Agreement”), with Danforth pursuant to which Danforth will provide the Company with finance, accounting, and administrative functions effective as of July 15, 2023, including Interim Chief Financial Officer services to be provided by Mr. DiPalma to the Company effective as of the Transition Date. The Company will pay Danforth an agreed upon hourly rate of $650.00 for such services and will reimburse Danforth for expenses. The Danforth Consulting Agreement’s term continues until either party gives notice of termination. The Danforth Consulting Agreement may be terminated by the Company with cause at any time with written notice or without cause upon 30 days’ written notice.

The foregoing description of the Danforth Consulting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Danforth Consulting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023, and the foregoing description is subject in all respects to the actual terms of the Danforth Consulting Agreement.

Board Composition

Effective as of the Transition Date, in connection with the appointment of Mr. Shukla as Chief Executive Officer and President of the Company and pursuant to the terms of the Amended and Restated Bylaws of the Company (the “Bylaws”) and the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), on June 12, 2023, the Board resolved to increase the number of directors of the Company to nine (9).

Pursuant to the Bylaws and Certificate of Incorporation, on June 12, 2023, the Board resolved to appoint Mr. Shukla to fill the newly created vacancy on the Board and to serve as a Class II director on the Board, effective as of the Transition Date.

On June 12, 2023, Milind Deshpande, Ph.D., the Chairman of the Board, informed the Company that he will step down from the position of Chairman of the Board, effective as of the Transition Date. Dr. Deshpande will continue to serve on the Board as a Class III director, following the Transition Date. On June 12, 2023, the Board appointed Dr. Mahadevia to serve as Chairman of the Board, effective as of the Transition Date. Dr. Mahadevia will continue to serve as a Class III director.

In addition, the independent directors of the Board elected Patrick Vink, M.D., a Class II director of the Board, to serve as Lead Director of the Board, effective as of the Transition Date.

Item 8.01.	Other Events.

On June 14, 2023, Company issued a press release announcing the changes to the executive team and Board composition described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated June 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	SPERO THERAPEUTICS, INC.

	By:	/s/ Tamara Joseph
Tamara Joseph
Chief Legal Officer